UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Calle Plano Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 — Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 6, 2010, Power-One, Inc., a Delaware corporation (the “Company”), announced that it had sent a redemption notice (the “Redemption Notice”) to registered holders of its 8% Senior Secured Convertible Notes due 2013 (the “Notes”) that is calling for the redemption of all outstanding Notes on August 11, 2010, the Redemption Date.  Pursuant to the terms of the indenture governing the Notes, all Notes outstanding on the Redemption Date will be redeemed at a redemption price of $1,139.29 per $1,000 principal amount Note, which includes accrued and unpaid interest thereon to, but excluding, the Redemption Date, payable in cash.  Pursuant to the terms of the Notes and in lieu of receiving the cash redemption price, holders of the Notes may convert their Notes prior to the Redemption Date into shares of the Company’s common stock by delivering a conversion notice to The Bank of New York Mellon Trust Company N.A. (“Bank of New York”), calculated at a conversion rate of 500 shares of common stock for each $1,000 principal amount of Notes converted.

Item 8.01 — Other Events.

On July 6, 2010, the Company issued a press release announcing that it has called for redemption all outstanding Notes on August 11, 2010, the Redemption Date.  The press release is attached hereto as Exhibit 99.1.  A copy of the Redemption Notice is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 6, 2010 with respect to the redemption of the registrant’s 8% Senior Secured Convertible Notes due 2013

99.2	Form of Notice of Redemption with respect to the redemption of the registrant’s 8% Senior Secured Convertible Notes due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2010

POWER-ONE, INC.
(Registrant)

By:	/s/ Linda C. Heller
Linda C. Heller
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 6, 2010 with respect to the redemption of the registrant’s 8% Senior Secured Convertible Notes due 2013

99.2	Form of Notice of Redemption with respect to the redemption of the registrant’s 8% Senior Secured Convertible Notes due 2013